Exhibit 99.1

FOR RELEASE ON 02/18/04 at 6:00am PT

Investor Contact:	Media Contact:
Joanne Keates	Todd Evans
Vice President, Investor Relations	Corporate Communications
(714) 444-8551	(714) 445-3066
joanne.keates@mscsoftware.com	todd.evans@mscsoftware.com

MSC.SOFTWARE REPORTS PRELIMINARY FOURTH QUARTER AND

YEAR END FINANCIAL RESULTS

SANTA ANA, Calif. – February 18, 2004 - MSC.Software Corp. (NYSE: MNS), the leading global provider of virtual product development (VPD) products including simulation software and services, today announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2003.

Fourth quarter highlights include:

•      Revenues of $69.3 million; up 12% sequentially from Q3;

•      Operating margin at 9.2%, improved from 4.5% in Q3;

•      Income from continuing operations of $3.3 million or $0.09 per diluted share.

Fiscal year 2003 highlights include:

•      Revenues of $253.2 million, up 2% over FY 2002;

•      Loss from continuing operations of $240,000 or ($0.01) per diluted share;

•      Key balance sheet items include $49 million in cash and investments, and $69 million in deferred revenue.

Note on Preliminary Results

The preliminary fourth quarter and year end results are subject to the final resolution of MSC.Software’s foreign pension liability.  The final resolution of this item is not expected to have an adverse impact on the fourth quarter or year-end financial results.

Fourth Quarter and FY 2003 Earnings Release

Conference Call

MSC.Software’s conference call to discuss the preliminary fourth quarter results will be Webcast live today at 8:30 a.m. Pacific (11:30 am Eastern) and can be accessed from the Company’s website at http://www.mscsoftware.com/ir. It can also be accessed through the following dial-in numbers: US – (800) 374-0151 or Intl. – (706) 634-4981.  An archived version of the conference call will be available at the Company’s website. Upon completion of the conference call, a conference call replay will also be available for 48 hours at:

US - (800) 642-1687 or Intl. – (706) 645-9291 using the conference ID code: 5157903.

For the fourth quarter ended December 31, 2003, MSC.Software reported revenue of $69.3 million, compared to $72.5 million for the fourth quarter last year. The reported income from continuing operations for the fourth quarter was $3.3 million or $0.09 per diluted share compared to $3.0 million or $0.10 per diluted share in the fourth quarter last year.

For the fiscal year ended December 31, 2003, MSC.Software reported revenue of $253.2 million compared to $248.2 million in fiscal 2002, an increase of 2%. The loss from continuing operations for the fiscal year 2003 was $240,000 or ($0.01) per diluted share compared to a loss from continuing operations of $11.0 million of ($0.37) per diluted share for fiscal 2002.  For the fiscal year ended December 31, 2003, restructuring, impairment charges and debt prepayment costs totaled $6.9 million, net of tax, or the equivalent of $0.20 per diluted share. For the fiscal year ended December 31, 2002, restructuring, impairment charges and the write-off of acquired IPR&D totaled $11.0 million, net of tax, or the equivalent of $0.37 per diluted share.

“The fourth quarter results reinforce the fact that MSC.Software is focused and is executing according to plan and that our key business, product and financial indicators are moving in a positive direction,” said Frank Perna, chairman and CEO of MSC.Software.  “We continue to see steady incremental revenue from major aerospace programs like the Boeing 7E7 and Lockheed’s F-35 Joint Strike Fighter.  We also had an excellent quarter in completing government-related contracts.   Major services engagements in both Europe and Asia-Pacific were ongoing with customers including BMW and Toyota.  A strong services backlog is being driven by our customer’s requirements for continual product development process improvements.  The MasterKey Token License System is building a strong foundation for growth in our key accounts.”

“We have entered into an expanded Global Strategic Alliance with IBM targeting our joint automotive, aerospace and defense customers.  This new agreement is a validation of our VPD strategy and we have already submitted joint proposals to some of our largest customers.”

“During the quarter, we had seven significant product releases and are seeing opportunities in the pipeline related to our newer product offerings including Simulation Data Management, SimDesigner and MSC.Robust Design.  The adoption of the MasterKey Token License System and the overwhelmingly positive feedback for MSC.Nastran 2004 give us confidence that our integrated product offerings will drive increased usage of VPD products and services.”

“Our customer base is showing indications that both interest and funding for new projects is increasing.  Deferred revenue and maintenance revenue are increasing and we saw an overall improvement in our operating margins to 9.2% in Q4.  We are very much looking forward to increasing our operating leverage and momentum into 2004 and 2005 as manufacturers around the world continue to embrace VPD.”

Americas

In the Americas, revenue was $23.2 million in the fourth quarter and $87.5 million for the fiscal year ended December 31, 2003.  In the fourth quarter, 61 transactions over $100,000 were signed, and the total number of new accounts increased by 195. Key software and service transactions completed in the quarter included Bell Helicopter, Boeing, Caterpillar, GE Power, NASA, and TI Automotive.

Europe

MSC.Software’s European revenue was $24.4 million in the fourth quarter and $84.5 million for fiscal 2003. In the fourth quarter, the total number of new accounts increased by 24 and the number of transactions over $100,000 totaled 31.  Key software and service engagements were signed with Airbus, Audi, SAAB, Alenia, EADS, and Volkswagen.

Asia-Pacific

The Asia-Pacific region reported revenue of $21.7 million in the fourth quarter and $81.2 million in fiscal 2003. In the fourth quarter, the total number of new customer accounts increased by 91. In the fourth quarter 46 transactions over $100,000 were signed in the region.  Key software and service contracts were signed with FHI Gunma and Nittan Valve in Japan, Singapore Air Force, Petronas Research in Malaysia, GE Transportation in India, and Chery Automobile Company in the PRC.

Outlook

Based on current visibility, the Company expects first quarter revenue to be in the range of $63 million to $66 million and earnings to be in the range of $0.04 to $0.07 per diluted share. The Company expects revenue for FY 2004 to be in the range of $260 million to $280 million and earnings to be in the range of $0.35 to $0.45 per diluted share.

About MSC.Software Corporation

MSC.Software (NYSE: MNS) is the leading global provider of virtual product development (VPD) products including simulation software and services that help companies make money, save time and reduce costs associated with designing and testing manufactured products.  MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services.  MSC.Software employs more than 1400 people in 23 countries.  For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Except for the historical information contained herein, certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Other factors which could cause such results to differ materially from those described in the forward-looking statements include delays in developing, completing, or shipping new or enhanced products, the ability to assimilate acquisitions into MSC’s operations, foreign currency translations, and other risks and uncertainties that are detailed in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission.

(Financial Tables Follow)

MSC.SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
REVENUE:
Software	$42,204	$47,675	$150,632	$160,361
Services	27,101	24,835	102,582	87,790

Total Revenue	69,305	72,510	253,214	248,151

COST OF REVENUE:
Software	6,849	5,182	21,835	22,468
Software - Impairment of Capitalized Development Costs	—	—	782	4,751
Services	14,020	14,992	54,721	54,299

Total Cost of Revenue	20,869	20,174	77,338	81,518

GROSS PROFIT	48,436	52,336	175,876	166,633

OPERATING EXPENSE:
Research and Development	6,400	7,823	27,156	25,397
Selling, General and Administrative	33,787	33,503	126,135	131,871
Restructuring and Other Impairment Charges	—	—	4,231	9,064
Write-Off of Acquired In-Process R&D	—	—	—	2,380
Amortization of Intangibles	1,874	1,918	7,584	6,574

Total Operating Expense	42,061	43,244	165,106	175,286

OPERATING INCOME (LOSS)	6,375	9,092	10,770	(8,653)

OTHER EXPENSE
Interest Expense	1,153	3,503	5,652	7,443
Other Expense (Income), Net	(1)	765	5,347	165

Total Other Expense, Net	1,152	4,268	10,999	7,608

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	5,223	4,824	(229)	(16,261)

Provision (Benefit) for Income Taxes	1,933	1,826	11	(5,247)

INCOME (LOSS) FROM CONTINUING OPERATIONS	3,290	2,998	(240)	(11,014)

DISCONTINUED OPERATIONS
Income (Loss) from Discontinued Operations, Net of Tax	(231)	(721)	(2,582)	(1,015)
Loss from Disposal of Discontinued Operations, Net of Tax	—	—	(20,686)	—

TOTAL LOSS FROM DISCONTINUED OPERATIONS	(231)	(721)	(23,268)	(1,015)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	3,059	2,277	(23,508)	(12,029)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(39,300)

NET INCOME (LOSS)	$3,059	$2,277	$(23,508)	$(51,329)

BASIC EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.11	$0.10	$(0.01)	$(0.37)

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.09	$0.10	$(0.01)	$(0.37)

BASIC EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	$(0.01)	$(0.02)	$(0.77)	$(0.04)

DILUTED EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	$(0.01)	$(0.02)	$(0.77)	$(0.04)

BASIC AND DILUTED LOSS PER SHARE FROM CUMULATIVE CHANGE	$0.00	$0.00	$0.00	$(1.34)

BASIC EARNINGS (LOSS) PER SHARE	$0.10	$0.08	$(0.78)	$(1.75)

DILUTED EARNINGS (LOSS) PER SHARE	$0.08	$0.08	$(0.78)	$(1.75)

Basic Weighted-Average Shares Outstanding	30,348	29,730	30,102	29,379

Diluted Weighted-Average Shares Outstanding	42,694	30,194	30,102	29,379

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in Thousands)

	December 31, 2003	December 31, 2002

ASSETS

Cash and Investments	$48,534	$34,564
Trade Accounts Receivable, Net	73,691	60,896
Current Assets of Discontinued Operations	384	38,341
Other Current Assets	43,797	35,576

Total Current Assets	166,406	169,377

Property and Equipment, Net	29,863	34,888
Capitalized Software Costs, Net	28,322	25,957
Goodwill and Other Intangible Assets, Net	237,212	246,382
Long-term Assets of Discontinued Operations	—	19,029
Other Assets	23,233	11,641

Total Assets	$485,036	$507,274

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts Payable	$10,679	$9,919
Current Portion of Long-Term Debt	—	13,750
Current Portion of Notes Payable to Shareholders	—	4,590
Deferred Revenue	69,392	67,327
Restructuring Reserve	1,229	4,105
Current Liabilities of Discontinued Operations	3,330	24,868
Other Current Liabilities	34,938	37,029

Total Current Liabilities	119,568	161,588

Deferred Income Taxes	21,700	29,243
Long-Term Debt, Less Current Portion	—	40,104
Notes Payable to Shareholders	4,677	10,536
Subordinated Convertible Debentures	100,000	—
Subordinated Notes Payable, Less Current Portion	7,015	6,817
Long-Term Liabilities of Discontinued Operations	—	9,344
Other Long-Term Liabilities	8,438	7,162

Total Liabilities	261,398	264,794

Total Shareholders’ Equity	223,638	242,480

Total Liabilities and Shareholders’ Equity	$485,036	$507,274

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